Exhibit 99(c)(4)

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MINUTEMAN INTERNATIONAL

Presentation

May 28, 2004

Kevin Hanson	Ashwin Ramji
Senior Vice President	Manager
213-612-8000 x 321	213-612-8000 x 265
khanson@marshall-stevens.com	aramji@marshall-stevens.com

[LOGO]

Table of Contents

Conclusion of Values
Section I
Information Reviewed
Historical Financial Statements – Balance Sheet
Historical Financial Statements – Income Statement
MMAN Versus Industry
Section II: Market Approach
Comparable Companies
Comparable Companies Market Multiples
Market Approach Analysis
Section III: Discounted Cash Flow Approach
Working Capital Analysis
Discount Rate Analysis
Assumptions
Discounted Cash Flows
Discounted Cash Flow Analysis
Section IV: Stock Premiums
Assumptions
Transactions
Range of Premiums

Conclusion of Values

SUMMARY OF VALUES	Value
Comparable Companies Approach	49,166
Market Approach Indication	49,166

Discounted Cash Flow Approach	44,847
Income Approach Indication	44,847

Controlling Interest in Common Equity	47,007
Value per Share	$13.13

Section I

Information Reviewed

For the purpose of this valuation, we have made such due diligence reviews, studies, and analyses as we deemed necessary and pertinent including, but not limited to, the following:

•                  Financial information provided by management

•                  Audited and pro forma historical financial statements

•                  Applied Financial Information’s MergerStat Review

•                  Ibbotson Associates’ Stocks Bonds, Bills and Inflation Valuation Edition Yearbook

•                  Databases of financial information

Historical Financial Statements – Balance Sheet

STATEMENT OF FINANCIAL POSITION
(in thousands)	1999	2000	2001	2002	2003	3/31/2004
Cash & Cash Equivalents	322	975	416	1,307	836	1,477
Marketable Securities	3,332	2,696	6,200	4,900	5,800	2,700
Accounts Receivable, Net	15,289	16,501	17,653	15,456	18,155	20,912
Inventory, Net	19,067	19,975	18,364	18,856	17,190	18,769
Other Current Assets	710	789	914	1,595	1,181	1,589
Current Assets	38,720	40,936	43,547	42,114	43,162	45,447

Fixed Assets	9,413	9,209	8,480	7,885	7,221	7,131
Goodwill & Intangible Assets	5,825	5,513	5,201	5,201	5,201	5,201
Other Assets	0	0	0	0	0	0
Total Assets	53,958	55,658	57,228	55,200	55,584	57,779

Long-Term Debt, Current	1,500	1,500	1,500	1,500	1,500	1,500
Notes Payable & Other Short-Term Debt	0	0	0	0	0	0
Accounts Payable	3,359	2,574	2,479	2,037	2,552	4,600
Accrued Expenses	3,235	3,369	3,106	3,107	3,384	3,124
Other Current Liabilities	0	121	976	0	108	319
Current Liabilities	8,094	7,564	8,061	6,644	7,544	9,543

Long-Term Debt, Non-Current	12,000	10,500	9,000	7,500	6,000	6,000
Other Liabilities, Non-Current	265	310	537	940	1,047	1,104
Total Liabilities	20,359	18,374	17,598	15,084	14,591	16,647

Stockholders’ Equity	33,599	37,284	39,630	40,116	40,993	41,132
Total Liabilities & Stockholders’ Equity	53,958	55,658	57,228	55,200	55,584	57,779

Historical Financial Statements – Income Statement

STATEMENT OF OPERATIONS	FYE	FYE	FYE	FYE	FYE	TTM
(in thousands)	1999	2000	2001	2002	2003	2004
Revenues	77,682	84,310	76,122	71,951	74,348	75,524
Cost of Sales	53,494	58,309	53,146	50,888	52,034	52,861
Gross Income	24,188	26,001	22,976	21,063	22,314	22,663
Operating Expenses	14,937	15,765	14,968	16,150	17,554	17,827
EBITDA	9,251	10,236	8,008	4,913	4,760	4,836
Depreciation & Amortization	1,948	1,978	1,921	1,480	1,406	1,358
EBIT	7,303	8,258	6,087	3,433	3,354	3,478
Other Expenses/(Income)	475	479	944	927	253	239
EBT	6,828	7,779	5,143	2,506	3,101	3,239
Income Taxes	2,486	2,880	1,638	725	1,088	1,042
Net Income	4,342	4,899	3,505	1,781	2,013	2,197

MMAN Versus Industry

							Comp. Companies
COMPARABLE COMPANY ANALYSIS	1999	2000	2001	2002	2003	3/31/2004	Average	Median

Balance Sheet (Common-Size)

Current Assets	71.8%	73.5%	76.1%	76.3%	77.7%	78.7%	59.2%	48.2%
Fixed Assets, Net	17.4%	16.5%	14.8%	14.3%	13.0%	12.3%	28.0%	41.7%
Intangible Assets, Net	10.8%	9.9%	9.1%	9.4%	9.4%	9.0%	9.5%	13.1%
Other Assets	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	3.3%	4.8%
Total Assets	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Current Liabilities	15.0%	13.6%	14.1%	12.0%	13.6%	16.5%	25.9%	32.0%
Long-Term Debt	22.2%	18.9%	15.7%	13.6%	10.8%	10.4%	7.1%	17.0%
Other Liabilities	0.5%	0.6%	0.9%	1.7%	1.9%	1.9%	8.4%	4.1%
Stockholders’ Equity	62.3%	67.0%	69.2%	72.7%	73.7%	71.2%	58.6%	47.8%
Total Liabilities & Equity	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Income Statement (Common-Size)
(TTM Basis)
Revenues	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of Sales	68.9%	69.2%	69.8%	70.7%	70.0%	70.0%	61.8%	70.3%
Gross Income	31.1%	30.8%	30.2%	29.3%	30.0%	30.0%	38.2%	29.7%
Operating Expenses	19.2%	18.7%	19.7%	22.4%	23.6%	23.6%	31.9%	19.5%
EBITDA	11.9%	12.1%	10.5%	6.8%	6.4%	6.4%	6.3%	10.2%
Depreciation & Amortization	2.5%	2.3%	2.5%	2.1%	1.9%	1.8%	0.7%	0.0%
EBIT	9.4%	9.8%	8.0%	4.8%	4.5%	4.6%	5.5%	10.2%
Other Expenses/(Income)	0.6%	0.6%	1.2%	1.3%	0.3%	0.3%	0.3%	-0.3%
Income Taxes	3.2%	3.4%	2.2%	1.0%	1.5%	1.4%	1.9%	3.7%
Net Income	5.6%	5.8%	4.6%	2.5%	2.7%	2.9%	3.4%	6.9%

Section II: Market Approach

Comparable Companies

•                  Chase Corp. (CCF): Provides industrial products to a variety of industries, including wire and cable, construction, and electronics. Its principal products are protective coatings and tape products consisting of insulating and conducting materials for the manufacture of electrical and telephone wire and cable, electrical splicing, and terminating and repair tapes; protective pipe coating tapes and other protectants for valves, regulators, casings, joints, metals, concrete, and wood; protectants for highway bridge deck metal supported surfaces; and moisture protective coatings.

•                  CFC International Inc. (CFCI): Engages in the formulation, manufacture, and marketing of chemically complex, multi layered functional coatings, and holographic technologies. Its five primary types of coated products include holographic products, printed products, pharmaceutical pigmented coatings, security products, and specialty pigmented and simulated metal coatings.

•                  Tennant Co. (TNC): Engages in designing, manufacturing, and marketing cleaning products. The company’s floor maintenance equipment, outdoor cleaning equipment, coatings, and related products are used to clean factories, office buildings, parking lots and streets, airports, hospitals, schools, warehouses, and shopping centers.

Comparable Companies Market Multiples

Comparable Companies	Ticker	EV/EBITDA	P/E
Chase Corp.	CCF	6.07	13.51
CFC International Inc.	CFCI	8.75	49.88
Tennant Co.	TNC	8.96	24.13

Minimum		6.07	13.51
1st Quartile		7.41	18.82
Average		7.93	29.18
Median		8.75	24.13
3rd Quartile		8.85	37.01
Maximum		8.96	49.88
Selected		9.00	19.00

Market Approach Analysis

Comparable Companies
Controlling Value of Equity	49,166

TTM EBITDA	4,836
EV-to-EBITDA	9.00
Enterprise Value	43,524
Cash & Cash Equivalents	1,477
Marketable Securities	2,700
Total Debt	7,500
Preferred Stock	0
Minority Value of Equity	40,201
Control Premium	8,040
Controlling Value of Equity	48,241

TTM Net Income	2,197
Price-to-Earnings	19.00
Enterprise Value	41,743
Cash & Cash Equivalents	0
Marketable Securities	0
Total Debt	0
Preferred Stock	0
Minority Value of Equity	41,743
Control Premium	8,349
Controlling Value of Equity	50,092

Section III: Discounted Cash Flow Approach

Working Capital Analysis

	FYE	FYE	FYE	FYE	FYE	TTM
WORKING CAPITAL ANALYSIS	1999	2000	2001	2002	2003	2004
Working Capital	30,626	33,372	35,486	35,470	35,618	35,904
Excess Cash	3,654	3,671	6,616	6,207	6,636	4,177
Adjusted Working Capital	26,972	29,701	28,870	29,263	28,982	31,727
Short-Term Debt	1,500	1,500	1,500	1,500	1,500	1,500
Debt-Free Adjusted Working Capital	28,472	31,201	30,370	30,763	30,482	33,227
Percentage of Revenues	36.7%	37.0%	39.9%	42.8%	41.0%	44.0%

Discount Rate Analysis

COST OF CAPITAL
Cost of Debt	6.86%
x (1 - Marginal Income Tax Rate)	60.0%
After-Tax Cost of Debt	4.12%
x Debt-to-Capital Ratio	25.0%
Weighted After-Tax Cost of Debt	1.03%

Equity Risk Premium	7.00%
x Business Beta	0.40
Business Risk Premium	2.77%
+ Risk-Free Rate	5.06%
+ Company Size Premium	5.67%
+ Additional Risk Premium	0.00%
Cost of Equity	13.50%
x (1 - Debt-to-Capital Ratio)	75.0%
Weighted Cost of Equity	10.13%

Weighted Average Cost of Capital (Rounded)	11.00%

Assumptions

•                  Annual revenue growth = 4.0%.

•                  Cost of sales (as a percentage of revenues) = 70.0%.

•                  Operating expenses (as a percentage of revenues) = 22.5%.

•                  Working capital requirement (as a percentage of revenues) = 40.0% in 2004, 30.0% in 2005, and 20.0% thereafter.

•                  Capital expenditures (as a percentage of revenues) = 1.5%.

•                  Marginal income tax rate = 40.0%.

•                  Long-term growth rate in earnings = 4.0%.

Discounted Cash Flows

DISCOUNTED CASH FLOWS							Remain.
(in thousands)	1999	2000	2001	2002	2003	3/31/2004	2004	2005	2006	2007	2008
Total Sales	77,682	84,310	76,122	71,951	74,348	19,810	57,512	80,415	83,631	86,977	90,456
Revenues	77,682	84,310	76,122	71,951	74,348	19,810	57,512	80,415	83,631	86,977	90,456
Annual Growth Rate		8.5%	-9.7%	-5.5%	3.3%	6.6%	4.0%	4.0%	4.0%	4.0%	4.0%

Total Cost of Goods Sold	53,494	58,309	53,146	50,888	52,034	13,907	40,258	56,290	58,542	60,884	63,319
Cost of Sales	53,494	58,309	53,146	50,888	52,034	13,907	40,258	56,290	58,542	60,884	63,319
Percentage of Revenue	68.9%	69.2%	69.8%	70.7%	70.0%	70.2%	70.0%	70.0%	70.0%	70.0%	70.0%
Gross Income	24,188	26,001	22,976	21,063	22,314	5,903	17,254	24,124	25,089	26,093	27,137
Percentage of Revenue	31.1%	30.8%	30.2%	29.3%	30.0%	29.8%	30.0%	30.0%	30.0%	30.0%	30.0%

Cash Operating Expenses	14,937	15,765	14,968	16,150	17,554	4,457	12,940	18,093	18,817	19,570	20,353
Operating Expenses	14,937	15,765	14,968	16,150	17,554	4,457	12,940	18,093	18,817	19,570	20,353
Percentage of Revenue	19.2%	18.7%	19.7%	22.4%	23.6%	22.5%	22.5%	22.5%	22.5%	22.5%	22.5%
EBITDA	9,251	10,236	8,008	4,913	4,760	1,446	4,313	6,031	6,272	6,523	6,784
Percentage of Revenue	11.9%	12.1%	10.5%	6.8%	6.4%	7.3%	7.5%	7.5%	7.5%	7.5%	7.5%

Depreciation & Amortization	1,948	1,978	1,921	1,480	1,406	350	1,018	967	1,042	1,126	1,249
Percentage of Revenue	2.5%	2.3%	2.5%	2.1%	1.9%	1.8%	1.8%	1.2%	1.2%	1.3%	1.4%
EBIT	7,303	8,258	6,087	3,433	3,354	1,096	3,295	5,064	5,230	5,397	5,535
Percentage of Revenue	9.4%	9.8%	8.0%	4.8%	4.5%	5.5%	5.7%	6.3%	6.3%	6.2%	6.1%

Interest Expenses/(Income)	791	608	1,019	959	254	155	0	0	0	0	0
Percentage of Revenue	1.0%	0.7%	1.3%	1.3%	0.3%	0.8%	0.0%	0.0%	0.0%	0.0%	0.0%
Non-Operating Expenses/(Income)	(316)	(129)	(75)	(32)	(1)	25	0	0	0	0	0
Percentage of Revenue	-0.4%	-0.2%	-0.1%	0.0%	0.0%	0.1%	0.0%	0.0%	0.0%	0.0%	0.0%
EBT	6,828	7,779	5,143	2,506	3,101	916	3,295	5,064	5,230	5,397	5,535
Percentage of Revenue	8.8%	9.2%	6.8%	3.5%	4.2%	4.6%	5.7%	6.3%	6.3%	6.2%	6.1%

Income Taxes	2,486	2,880	1,638	725	1,088	259	1,425	2,026	2,092	2,159	2,214
Percentage of Revenue	3.2%	3.4%	2.2%	1.0%	1.5%	1.3%	2.5%	2.5%	2.5%	2.5%	2.4%
Net Income	4,342	4,899	3,505	1,781	2,013	657	1,870	3,038	3,138	3,238	3,321
Percentage of Revenue	5.6%	5.8%	4.6%	2.5%	2.7%	3.3%	3.3%	3.8%	3.8%	3.7%	3.7%

Depreciation & Amortization	1,948	1,978	1,921	1,480	1,406	350	1,018	967	1,042	1,126	1,249
Increase in Working Capital	28,472	2,729	(831)	393	(281)	2,745	(2,298)	(6,804)	(7,398)	669	696
Percentage of Revenue	36.7%	3.2%	-1.1%	0.5%	-0.4%	13.9%	-4.0%	-8.5%	-8.8%	0.8%	0.8%
Capital Expenditures	1,097	1,462	880	885	742	260	863	1,206	1,254	1,305	1,357
Percentage of Revenue	1.4%	1.7%	1.2%	1.2%	1.0%	1.3%	1.5%	1.5%	1.5%	1.5%	1.5%
Cash Flows from Financing	0	0	0	0	0	0	0	0	0	0	0
Percentage of Revenue	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Free Cash Flows	(23,279)	2,686	5,377	1,983	2,958	(1,998)	4,324	9,604	10,324	2,391	2,517
Percentage of Revenue	-30.0%	3.2%	7.1%	2.8%	4.0%	-10.1%	7.5%	11.9%	12.3%	2.7%	2.8%

Percentage of Cash Flows Received							0.594	1.094	2.094	3.094	4.094
Discount Rate							0.969	0.892	0.804	0.724	0.652
Present Value, Free Cash Flow							2,492	8,567	8,297	1,731	1,642
Percentage of Total Value							5.2%	17.8%	17.2%	3.6%	3.4%

Discounted Cash Flow Analysis

Discounted Cash Flows
Controlling Value of Equity	44,847

Present Value	22,729
Terminal Value	25,442
Cash & Cash Equivalents	1,477
Marketable Securities	2,700
Total Debt	7,500
Preferred Stock	0
Minority Value of Equity	44,847
Control Premium	0
Controlling Value of Equity	44,847

Section IV: Stock Premiums

Assumptions

•                  We reviewed all going-private transactions between January 2001 and May 21, 2004, and identified 37 transactions that met the following criteria:

•                  The acquirer owned a controlling interest in the target company prior to the acquisition.

•                  The target company was publicly-traded in the United States prior to the close of the transaction and private afterwards.

•                  The transaction was conducted in cash.

•                  We computed the premium of the price paid per share of the target company to the stock price on each day in the time period beginning one year prior to the date of the announcement of the transaction to the final day in which the equity of the target company was traded.

•                  We calculated the range of premiums paid on simple and weighted average bases.

Transactions

Buyer	Seller	Announcement Date	Closing Date	Deal Size	Buyer’s Beneficial Ownership %	Price per Share
				(millions)
Sparkle LLC	Reeds Jewelers Inc	December 2, 2003	May 6, 2004	$2.2	87.5%	$2.05
Terrapin Partners LLC	OAO Technology Solutions Inc	August 1, 2003	February 27, 2004	27.0	51.0%	3.15
Janus Acquisition Inc	Janus Hotels & Resorts Inc	July 29, 2003	January 29, 2004	1.1	70.4%	0.65
Phoenix Group of Florida Inc	BCT International Inc	May 29, 2003	December 5, 2003	4.9	52.5%	2.00
Westerbeke Acquisition Corp	Westerbeke Corp	May 5, 2003	March 2, 2004	2.8	56.2%	3.26
Research Park Acquisition Inc	RWD Technologies Inc	April 29, 2003	September 15, 2003	11.0	66.0%	2.10
DSI Acquisition Inc	DSI Toys Inc	March 27, 2003	August 12, 2003	1.6	69.5%	0.47
Private Group Led By Management of InvestorsBancor	InvestorsBancorp Inc	March 26, 2003	September 23, 2003	5.4	61.8%	14.20
Private Group Led By Management of Judge Group Inc	Judge Group Inc	March 24, 2003	June 18, 2003	5.9	60.0%	1.05
Private Group Led By Ronald D Offutt	RDO Equipment Co	March 7, 2003	June 3, 2003	27.4	63.5%	6.01
NTSE Holding Corp	9278 Communications Inc	February 3, 2003	June 4, 2003	1.1	54.2%	0.10
Private Group Led By Niswonger and Tweed	Landair Corp	October 11, 2002	January 24, 2003	28.8	71.0%	13.00
Levy Group (The)	Oriole Homes Corp	August 13, 2002	February 10, 2003	13.9	60.1%	4.90
Dash Multi-Corp Inc	R-B Rubber Products Inc	August 13, 2002	January 13, 2003	2.7	70.0%	2.80
Sandata Acquisition Corp	Sandata Technologies Inc	August 5, 2002	May 30, 2003	1.4	74.4%	2.21
Private Group Led By Heyman	International Specialty Products Inc	July 8, 2002	February 28, 2003	131.6	80.4%	10.30
Victorinox AG	Swiss Army Brands Inc	June 12, 2002	August 27, 2002	24.7	66.9%	9.00
Citizens Communications Co	Electric Lightwave Inc	May 16, 2002	July 10, 2002	5.4	85.0%	0.70
Private Group Led By Robert A Hammond Jr	PartsBase Inc	April 10, 2002	February 24, 2003	7.2	65.0%	1.50
Prometheus Southeast Retail Trust	Konover Property Trust	March 14, 2002	November 25, 2002	22.8	66.0%	2.10
DF Merger Co Inc	Deltek Systems Inc	February 13, 2002	May 31, 2002	49.1	55.3%	7.15
Private Group Led By David and Bernard Rotter	Rottlund Co Inc (The)	January 22, 2002	March 6, 2002	15.3	71.4%	9.15
3TEC Energy Corp	Enex Resources Corp	October 25, 2001	January 3, 2002	3.8	80.0%	14.00
Private Group Led By Ridinger	Market America Inc	October 17, 2001	July 23, 2002	35.7	77.0%	8.00
CP Holdings Ltd	IIC Industries Inc	October 15, 2001	March 27, 2002	12.7	80.0%	10.50
Toronto-Dominion Bank	TD Waterhouse Group Inc	October 11, 2001	November 27, 2001	431.3	88.0%	9.50
Private Group Led By Irvin Levy	NCH Corp	October 1, 2001	February 13, 2002	120.7	56.7%	52.50
Seneca Investments LLC	Organic Inc	September 18, 2001	January 14, 2002	5.6	80.9%	0.33
Thermo Electron Corp	Spectra-Physics Inc	August 21, 2001	February 26, 2002	63.4	80.0%	17.50
Private Group Led By Dwain A Newman	National Home Centers Inc	August 14, 2001	December 27, 2001	3.7	63.5%	1.40
Koninklijke Ahold NV	Peapod Inc	July 16, 2001	August 24, 2001	33.8	58.0%	2.15
Electronic Data Systems Corp	Unigraphics Solutions Inc	May 24, 2001	September 28, 2001	142.3	86.0%	32.50
Pegasus Partners II LP / Omnicom Group Inc	Agency.com Ltd	May 14, 2001	November 1, 2001	44.6	65.7%	3.35
PF Management Inc	Pierre Foods Inc	April 27, 2001	July 29, 2002	5.4	63.0%	2.50
Concord Assets Group Inc	Milestone Properties Inc	April 2, 2001	August 8, 2001	3.6	68.8%	2.65
Private Group Led By Futerman	Hahn Automotive Warehouse Inc	March 27, 2001	September 21, 2001	1.7	64.0%	3.00
Private Group Led By Mendez	Firecom Inc	January 24, 2001	July 19, 2001	2.3	68.8%	0.70

Range of Premiums

•                  Simple Average:

•                  Low/High: -24.4%/741.3%

•                  Mode = 28.1%

•                  Median = 33.5%

•                  Average = 39.5%

•                  Weighted Average:

•                  Low/High = -27.6%/132.8%

•                  Mode = 16.4%

•                  Median = 15.0%

•                  Average = 15.0%

Marshall & Stevens, Inc.

Founded and headquartered in Los Angeles since 1932, Marshall & Stevens, Inc. is one of the world’s oldest and most recognized full-service, independent valuation firms.  Marshall & Stevens’ clientele include publicly and privately held corporations, government agencies, as well as accounting, and law firms, and other professional service firm.  Our services include providing financial advisory and consulting, fairness and solvency opinions, the valuation of business enterprises, intangible assets, real estate, machinery and equipment.

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ST. LOUIS
701 Market St., Suite 370
St. Louis, MO 63101
800-325-7337

SAN FRANCISCO
505 Montgomery St., 11th Floor
San Francisco, CA 94111
415-788-4970

TAMPA
101 E. Kennedy Blvd., Suite 3425
Tampa, FL 33602
813-962-7888